Sub-Item 77Q1:  Exhibits.

EX-99.77Q1(a):  Copies of any material amendments to the registrant’s charter or by-laws

(a)(1) Amendment No. 25 to the Agreement and Declaration of Trust of the Trust, dated May 14, 2010, is incorporated herein by reference to Exhibit (a)(26) in Registrant’s Post-Effective Amendment No. 74 filed with the Commission on July 29, 2010 (Accession No. 0001193125-10-170156).

(a)(2) Amendment No. 26 to the Agreement and Declaration of Trust of the Trust, dated July 31, 2010, is incorporated herein by reference to Exhibit (a)(27) in Registrant’s Post-Effective Amendment No. 74 filed with the Commission on July 29, 2010 (Accession No. 0001193125-10-170156).